UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: November 12, 2013

PetSmart, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21888	94-3024325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19601 North 27th Avenue, Phoenix, Arizona 85027

(Address of Principal Executive Offices) (Zip Code)

(623) 580-6100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES
EXHIBIT INDEX
EX-99.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On November 12, 2013, the Board of Directors of PetSmart, Inc. (the “Company”) increased the size of the Board from 9 to 10 as permitted by the Company’s Certificate of Incorporation, and unanimously appointed Elizabeth A. Nickels to fill the newly created vacancy. Ms. Nickels will join the slate of directors who were last elected in 2013, and whose terms will expire at the 2014 Annual Meeting of Stockholders. The Board intends to assign Ms. Nickels to one or more of its committees at a later date.

Ms. Nickels is the Executive Director of the Herman Miller Foundation. From February 2000 to May 2012, Ms. Nickels served as an executive at Herman Miller, Inc., an office furniture manufacturing company, including service as President of Herman Miller Healthcare from August 2007 to May 2012 and Chief Financial Officer of Herman Miller, Inc. from February 2000 to August 2007. From 1993 to February 2000, she was Vice President and Chief Financial Officer of Universal Forest Products, Inc., a wood products manufacturer. Ms. Nickels serves on the board of Spartan Stores, Inc.

As a non-employee Director, Ms. Nickels will be entitled to receive the same regular cash and equity compensation paid by the Company to each of its non-employee Directors as described in “Article II. Corporate Governance and the Board of Directors – C. Director Compensation” of the Company’s Definitive Proxy Statement for its 2013 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on May 3, 2013, which description is incorporated herein by reference. We also intend to enter into our standard form of indemnity agreement with Ms. Nickels. The form of indemnity agreement is filed as Exhibit 10.1 to our Registration Statement on Form S-1 (No. 33-63912) filed with the Securities and Exchange Commission on June 4, 1993. The indemnity agreement provides, among other things, that we indemnify Ms. Nickels under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, and settlements she may be required to pay in actions or proceedings to which she is, or may be, made a part by reason of her position as Director, and otherwise to the full extent permitted under Delaware law and our Bylaws.

There are no arrangements or understandings between Ms. Nickels and any other person pursuant to which Ms. Nickels was selected as a Director, and there are no transactions between Ms. Nickels and the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the Registrant’s press release relating to Ms. Nickels’ appointment as director is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release entitled “PetSmart Elects Elizabeth Nickels to Board of Directors,” dated November 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PetSmart, Inc.

Date: November 18, 2013	By:	/s/ J. Dale Brunk
J. Dale Brunk
Vice President, Deputy General Counsel and Assistant Corporate Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release entitled “PetSmart Elects Elizabeth Nickels to Board of Directors,” dated November 18, 2013